Contact:
Paul Harris
Director, Corporate Communications
(727) 442-6677
http://www.lightwave.com


For Immediate Release



                 DIGITAL LIGHTWAVE SIGNS DEFINITIVE AGREEMENT

    TO ACQUIRE OPTICAL TRANSMISSION TEST PRODUCT LINE FROM TEKTRONIX, INC.


      CLEARWATER, Fla., October 31, 2002-Digital Lightwave(R),

Inc. (Nasdaq:DIGL), a leading provider of networking solutions, today announced that it has entered into a definitive agreement to acquire the optical transmission test product line of Tektronix, Inc. (NYSE:TEK) for $10 million in cash.  This product line is principally comprised of Tektronix's Optical Test

System (OTS) Product Family.

      Under the terms of the agreement, Digital Lightwave will purchase inventory, fixed assets and certain intangible assets, as well as assume certain liabilities, which include customer warranty and employee-related obligations.  In addition, Digital Lightwave intends to offer employment opportunities to approximately 45 skilled engineering and marketing professionals currently with Tektronix at the Chelmsford, Mass. facility.

Subject to customary closing conditions, the transaction is expected to close in early November 2002.

      Tektronix's OTS Product Family will provide an anchor product line with an existing revenue stream and worldwide customer base within Digital

Lightwave's Network Equipment Test and Measurement Division.

      "We looked for a buyer who would both recognize the value of the OTS

Product Family and who would manage the product family effectively on behalf of our customers" said Rick King, vice president, Optical Product Line, Tektronix.

"Given Digital Lightwave's leading position in this market segment, and its pre-existing product portfolio, it is advantageous to both companies and their customers to bring these complementary products together under the Digital

Lightwave name."

      The OTS Product Family includes the OTS9200 which employs patented

Digital Phase Analysis technology, a leading test solution for optical jitter and wander-critical network synchronization measurements.  This technology has broad applicability, allowing for integration with current and future Digital

Lightwave products.  Products in the OTS Product Family provide highly scaleable and flexible platforms addressing both the network operator and network equipment manufacturer markets.  The product line includes portable,

bench-top and rack-mountable solutions that can be used in laboratory,

manufacturing and international network testing environments.  These solutions

- capable of testing DWDM systems at rates from 155 megabits/second through 10 gigabits/second - decrease test time, time to market, and manufacturing and deployment costs by providing multi-channel support in a single system that is designed for ease of use and upgradeability with future product enhancements.

      "This agreement with Tektronix marks a significant step in our strategy to continue broadening our suite of test and measurement solutions with industry-leading products," said Jim Green, president and chief executive officer of Digital Lightwave.  "We believe that the acquisition will further extend our technology leadership position through the addition of optical jitter and wander measurement technology - which is key to further penetration of international markets - while providing opportunities to leverage the existing OTS customer base for sales of other complementary products.

Furthermore, the addition of Tektronix's highly skilled engineering talent to our research and development team will help us to expand our competitive lead through future product offerings."


ABOUT TEKTRONIX, INC.

      Tektronix, Inc. is a test, measurement and monitoring company providing measurement solutions to the communications, computer and semiconductor industries worldwide.  With more than 55 years of experience, Tektronix enables its customers to design, build, deploy and manage next-generation global communications networks, computing and advanced technologies. Headquartered in

Beaverton, Ore., Tektronix has operations in more than 20 countries worldwide.

Tektronix's Web address is www.tektronix.com.


ABOUT DIGITAL LIGHTWAVE, INC.

      Digital Lightwave, Inc. provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks.  Digital

Lightwave's customers--companies that deploy networks, develop networking equipment and manage networks--rely on its offerings to optimize network performance and ensure service reliability.  Information about Digital

Lightwave is available on the web at www.lightwave.com.


This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as may, will, should, expect, plan, anticipate, believe, estimate, predict, potential or continue, the negative of terms like these or other comparable terminology. These statements are only predictions. These statements involve known and unknown risks and uncertainties and other factors that may cause actual events or results to differ materially. In evaluating these statements, you should specifically consider various risks and uncertainties, including fluctuations in operating results, changes in the United States and worldwide economy and fluctuations in capital expenditures within the telecommunications industry, our dependence on a limited number of products and uncertainties of the market for our current and planned products, technological change, our dependence on growth of the Internet, competition, our dependence on a limited number of major customers, our dependence on contract manufacturers and suppliers, our products may not continue to meet changing regulatory and industry standards, our ability to achieve sustained operating profitability, our dependence on key personnel, the significant influence of our principal stockholder, our dependence on proprietary technology, the volatility of our market price, the sale of a significant number of our shares pursuant to future sales contracts could depress the price of our stock, the effect that anti-takeover provisions have on the price of our common stock and past and future litigation risk, as outlined under the caption "Factors that May Affect Future Results" set forth at the end of Item 1 in our Annual Report filed on Form 10-K and such other risks and uncertainties contained from time to time in our other filings with the SEC. All forward-looking statements included in this document are based on information available to us on the date of filing, and we assume no obligation to update any such forward-looking statements. We caution investors that our business and financial performance are subject to substantial risks and uncertainties.

EDITOR'S NOTE:  Digital Lightwave(R) is a trademark of Digital
Lightwave in the United States and/or in other countries.
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